Power of Attorney

 I hereby constitute and appoint Jeffrey A. Brown,

Carol H. Forsyte, A. Peter Lawson and Jennifer R. Muzzo

Lagunas, and each of them, acting alone without any of

the others, my true and lawful attorneys-in-fact and

agents, with full power of substitution and resubstitution,

for me and in my name, place and stead, in any and all

capacities, to prepare, sign and file any and all Forms 3,

4, 5 and 144 and any successor Forms (and any amendments

or corrections to all such forms, and any related documents

or items, including a Form ID and any other documents

necessary to obtain codes and passwords necessary to make

electronic filings) which they deem needed or desirable

with the Securities and Exchange Commission and any and

all stock exchanges, granting unto said attorneys-in-fact

and agents full power and authority to do and perform each

and every act and thing necessary or appropriate in connection with this power and authority, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.  This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, 5

and 144 with respect to my holdings of and transactions in

securities issued by Motorola, unless earlier revoked by me

in a signed writing delivered to the foregoing attorneys-in-fact.

By:

Marc E. Rothman

Date: June 4, 2007